Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-292124) pertaining to the 2025 Employee Stock Purchase Plan, 2025 Equity Incentive Plan, 2017 Equity Incentive Plan, and 2008 Equity Incentive Plan of Wealthfront Corporation of our report dated April 24, 2026, with respect to the consolidated financial statements of Wealthfront Corporation included in this Annual Report (Form 10-K) of the Company for the year ended January 31, 2026. /s/ Ernst & Young LLP San Francisco, California April 24, 2026